UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 20, 2015
Date of Report (Date of earliest event reported)

AGILENT TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15405	77-0518772
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

5301 Stevens Creek Boulevard
Santa Clara, CA 95051
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (408) 345-8886

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)   On May 20, 2015, the Board of Directors of Agilent Technologies, Inc. (“Agilent” or the “Company”) appointed Rodney Gonsalves, 49, to serve as the Company’s principal accounting officer, effective immediately.   Mr. Gonsalves was appointed corporate controller of the Company on May 7, 2015.  From September 2009 to May 2015, Mr. Gonsalves served as vice president and operational CFO for various business groups within the Company, most recently for the Life Sciences and Applied Markets Group.  From January 2007 to August 2009 he served as our vice president of Investor Relations.  Prior to assuming this position, Mr. Gonsalves served in various capacities for Agilent, including as controller, corporate governance and customer financing in Agilent’s Global Infrastructure Organization, and controller for the Photonics Systems Business Unit.  Prior to joining Agilent, Mr. Gonsalves held a variety of positions in finance with Hewlett- Packard Co.  Mr. Gonsalves holds a master’s degree in business administration from Santa Clara University in California.

Mr. Gonsalves has (i) no arrangements or understandings with any other person pursuant to which he was appointed to as principal accounting officer, and (ii) no family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.

Mr. Gonsalves has had no direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILENT TECHNOLOGIES, INC.

	By:	/s/ Michael Tang
	Name:	Michael Tang
	Title:	Vice President, Assistant General Counsel and
Secretary

Date: May 20, 2015

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